Exhibit 99.1

Investor Fact Sheet Zynex, Inc. (OTCQB:ZYXI)

Company Overview

Zynex, founded in 1996, develops, manufactures and markets non-invasive FDA-CE marked medical devices for pain relief, stroke/spinal cord rehabilitation, and neurological diagnosis . Products are marketed to physicians through both dedicated sales and independent distribution channels and prescribed to customers . As of December 2013, the company has approximately 150 active field sales representatives in thirty-eight states. Zynex has five operating groups with a total addressable market opportunity that the company estimates at approximately $7 Billion for its devices; additionally, there is a growth opportunity from its newly formed services business, Zynex Billing and Consulting.

ZYNEX MEDICAL (ZMI)

•	Non-invasive electrotherapy pain (chronic and acute) management devices “TENS” (98% of historical revenue) with estimated market size of $275M; there is either a one-time device sale or monthly rental, with a recurring sale of peripherals that include batteries, electrodes, and other monthly consumables

•	Non-invasive pain management topical/transdermal cream (introduced Dec 2013) with estimated market size of $1.8B

ZYNEX NEURODIAGNOSTICS (ZND)

•	Epilepsy Monitoring devices have an estimated market size of $270M

•	Biofeedback/Rehab devices have an estimated market size of $220M

•	Sleep Diagnostics products have an estimated market size of $360M

•	Sleep Therapy products have an estimated market size of $120M

•	EEG and Brain mapping products have an estimated market size of $800M

ZYNEX MONITORING SOLUTIONS (ZMS)

•	Non-invasive blood volume monitor (zero revenue, in development) with a company estimated market size of $3B, now in development

ZYNEX BILLING AND CONSULTING (ZBC)

•	Insurance billing for physicians and hospitals

•	Provides recurring service based revenue, while leveraging insurance billing core competency

ZYNEX INTERNATIONAL (ZI)

Investment Highlights

•	40%+ recurring revenue with more than 40,000 units in the field

•	High Gross Margins of over 70%

•	Helped over 200,000 patients since inception

•	Proprietary products leveraging R&D team of seven engineers

•	Solutions address large and growing markets

Select Financials and Facts

Ticker:	ZYXI
Closing Price at 12/30/13:	$0.34
52-Week Range:	$0.20-0.70
Shares O/S:	31.0 M
Est. Public Float:	13.0M
Market Cap (12/30/13):	$10.5M
Insider Ownership:	60%
Fiscal Year-end:	12/31
2012 Revenues:	$39.7M

Balance Sheet Summary

$ in millions	9/30/13	12/31/12
Cash & cash equivalents*	468k	823k
Current Assets	19.2M	21.3M
Current Liabilities	11.6M	12.0M
LT Debt	121k	114k
Shareholders’ equity	9.0M	12.4M

Future Objectives

•	Uplist to AMEX/NASDAQ

•	Continue to develop devices and applications with high GM’s-target of 70% +

•	Rebound in financial performance expected via double-digit revenue growth and margin recovery via expense reductions implemented in 2013

•	Take only calculated risks

•	Maintain net earnings and free cash flow growth plan

•	Utilize a mix of acquisitions and organic based growth to drive valuation higher

•	Targeting 2014 launch of Blood Monitoring Device, which is an unmet need in the marketplace

Investor Relations Contact: Hayden IR	Zynex Inc.	Website:
Brett Maas: (646) 536-7331 or Peter Seltzberg: (646) 415-8972	9990 Park Meadows Drive	www.Zynex.com
E-mail: brett@haydenir.com or peter@haydenir.com	Lone Tree, CO 80124
Website: www.haydenir.com	(800) 495-6670

Growth Strategy-Divers

Consolidating TENS Segment to Restore Profitability:

•	Initiated $4.2 million in expense reduction to match current demand (headcount/other ancillary)

•	Renegotiated current building lease for $1.5 million first twelve month cash savings

•	Expanding focus on workers compensation electrotherapy (TENS) orders (highest collection rate)

Diversification Initiatives underway to Grow Revenues

Pain Cream-Created in-house compound pharmacy (topical pain creams)

•	Utilize existing TENS sales channel (same order point as core business) and existing infrastructure

•	High insurance reimbursement

•	Large market (~$1.8b)

•	Complements non-invasive pain management TENS devices

•	High gross profit >80%

Zynex NeuroDiagnostic

•	Growing EEG/sleep market

•	Not dependent on insurance reimbursement

•	B:B

•	Product development

Zynex Monitoring Solutions

•	Untapped market need blood volume monitoring (safer surgery/ recovery)

•	Non-invasive

•	B:B

•	Product development

Zynex Billing and Consulting

Service based revenue

Pain Cream/Compound Pharmacy Facts and FINANCIAL MODEL:

•	Highly fragmented market with low concentration

•	Approximately 80%+ gross margins

•	Pilot Test Program –began testing pain cream market with existing sales reps in June 2013 through pain cream distribution agreement.

•	Ramp of orders resulted in building an in-house pharmacy for compounding

•	Obtained necessary regulatory approvals and commenced sales of Zynex topical pain creams in December 2013

Senior Management

Thomas Sandgaard, Chairman of the Board, President and Chief Executive Officer , since founding the company in 1996. He has previously held management positions with companies such as ITT, Siemens, GN Danavox, Dataco and Philips. Most of his work has been in the areas of international sales and distribution, technology transfers, mergers and marketing management in the semiconductor, telecommunications, data communications and medical equipment industries. Mr. Sandgaard has a bachelors degree in electronics engineering from Denmark’s Odense University of Engineering and an MBA from Copenhagen Business School.

Anthony Scalese, Chief Financial since September 2010. Mr. Scalese has over 15 years of experience in accounting, finance and operations and has spent the past 13 years of his career in the high-tech and healthcare industries. Prior to Zynex, served as Chief Financial Officer for Qualmark Corporation, and held management positions at Coram Healthcare (now Apria Healthcare) as well as Foundation Health Systems (now Healthnet). Mr. Scalese is a Certified Public Accountant licensed in Colorado, received a Masters in Business Administration from the University of Colorado and a Bachelor of Science in Business Administration-Accounting from Colorado State University.

Robert “Bob” Cozart, VP of Technical Operations manages Zynex’s Purchasing, Production, Service, Warehouse, Facilities, and Shipping and Receiving departments. Mr. Cozart has over 26 years of management experience in electronics manufacturing, primarily with Class II and Class III medical devices with such companies as HEI, Colorado Medtech, Pfizer/Valleylab and Medtronic. Mr. Cozart holds an MBA from Creighton University in Omaha and a BS in Business from the University of Colorado in Boulder.

Robert Bird, VP of Sales, is responsible for all domestic sales within the rehabilitation and pain management markets and directs all domestic sales activities for the Zynex Medical division of Zynex. Mr. Bird has over 20 years of sales and management experience and holds a B.S. Degree in Business Administration from California State University, Hayward.

The foregoing compilation relates to Zynex Inc. (OTCBB:ZYXI) and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions as they relate to Zynex or its management, are intended to identify such forward-looking statements. Zynex’s actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to Zynex’s Form 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes. Hayden IR, (HIR) its affiliates, officers, directors, subsidiaries and agents have been compensated by the Company for the creation of this document. HIR has relied upon information received from the Company, which, although believed to be reliable, cannot be guaranteed. This information is not an endorsement of the Company by HIR. HIR is not responsible for any claims made by the Company. You should independently investigate and fully understand all risks before investing.